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                                                                     Exhibit 5.1


                                            November 13, 1997


Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, MA  01095

    RE:  Friendly Ice Cream Corporation
         Registration Statement on Form S-8 for Stock Option Plan
         --------------------------------------------------------

Dear Ladies and Gentlemen:

    This opinion is delivered to you in connection with the registration statement on Form
S-8 (the "Registration Statement") filed by Friendly Ice Cream Corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of 400,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company to be issued pursuant to the Company's Stock Option Plan (the "Plan").

    We have examined the Plan and the corporate records of the Company, including its Articles of Organization, its By-Laws, and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. For purposes of our opinion, we have assumed (a) the filing with the Secretary of The Commonwealth of Massachusetts of Restated Articles of Organization of the Company which, among other things, increase the number of authorized shares of Common Stock of the Company to 50,000,000 shares and (b) the effectiveness of the 923.6442-for-one stock split described under "Prospectus Summary" in the prospectus included in the Company's registration statement on Form S-1 (File No. 333-34633) filed with the Securities and Exchange Commission under the Act.

    Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under the Plan, as in effect on the date hereof, when issued against receipt of the purchase price therefor as set forth in the Plan, will be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

Sincerely,

/s/ Choate, Hall & Stewart

CHOATE, HALL & STEWART